POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Cheryl M. Thompson and Douglas K. Edwards, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned
any or all of the following:

a. Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange
Act of 1934 and the rules and regulations thereunder;

b. Statements on Schedule 13D and/or Schedule 13G (including amendments thereto) in accordance with Regulation 13D-G of the Securities Exchange Act of 1934 and the rules and regulations thereunder; and

c. Amendments to Form ID, Uniform Application for Access Codes to File on Edgar, and/or other filings associated with the undersigned's access codes for filing on the Edgar filing system maintained by the United States Securities and Exchange Commission (the "SEC").

(2)	do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, statements on Schedule 13D and/or Schedule 13G, or amendments to Form ID and timely file such documents (including amendments thereto) with the SEC and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, any of the undersigned's responsibilities to comply with Section 16 and/or Regulation 13D-G of the Securities Exchange Act of 1934.

The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact.
The undersigned also agrees to indemnify and hold harmless each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5
(including amendments thereto), statements on Schedule 13D and/or Schedule 13G (including amendments thereto), or amendments to Form ID and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof ("Prior Powers of Attorney"), and the authority of the attorneys-in-fact named in any Prior Powers of Attorney is hereby revoked.

This Power of Attorney shall remain in full force and effect until (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of November, 2007.

/s/ Jeffrey G. Edwards

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